QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PAULA Financial:

We consent to the incorporation by reference in the registration statements (No. 333-42627, No. 333-45517 and No. 333-65620) on Form S-8 of PAULA Financial and subsidiaries of our report dated March 22, 2002 relating to the consolidated balance sheets of PAULA Financial and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related schedules, which report appears in the December 31, 2001, annual report on Form 10-K of PAULA Financial.

/s/ KPMG LLP

Los Angeles, California
March 29, 2002

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS